[MOORE STEPHENS LETTERHEAD]
 10 April 2000


Flextronics International Limited
2090 Fortune Drive
San Jose
CA 95131
USA


FLEXTONICS INTERNATIONAL LIMITED
FORM S-8

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of the registration statement.

/s/ Moore Stephens

Moore Stephens